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                                                                      EXHIBIT 21

PARENTS AND SUBSIDIARIES

        Registrant - Equifax Inc. (a Georgia corporation).

        The Registrant owns 100% of the stock of the following subsidiaries as of March 20, 1995 (all of which are included in the consolidated financial statements):

                                             State or
                                            Country of
Name of Subsidiary                        Incorporation
- ------------------                        -------------

1nfo Inc.                                     Georgia

Acrofax Inc.                                  Canada

Business Geo-Metrics, Inc./(3)/               Georgia

CBI Ventures, Inc./(1)/                       Georgia

Credence, Inc.                                Georgia

Credit Northwest Corporation/(1)/           Washington

Elrick & Lavidge, Inc.                        Georgia

EMDS Personnel Co., Inc./(3)/                 Georgia

Equifax Card Services, Inc./(4)/              Florida

Equifax Check Services, Inc./(4)/             Delaware

Equifax Credit Information Services, Inc.     Georgia

Equifax de Chile, S.A./(10)/                   Chile

Equifax de Mexico, S.A./(11)(12)/             Mexico

Equifax Europe Ltd.                           Georgia

Equifax Europe (U.K.) Ltd./(9)/           United Kingdom

Equifax Healthcare EDI Services, Inc./(2)/    Georgia

Equifax Healthcare Information Services, Inc. Georgia

Equifax Holdings (Mexico) Inc.                Georgia

Equifax India, Inc.                           Georgia
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Equifax Information Technology, Inc.          Georgia

Equifax Investments (Mexico) Inc.             Georgia

Equifax Marketing Decision Systems, Inc.      Georgia

Equifax Payment Services, Inc./(5)/           Delaware

Equifax Properties, Inc.                      Georgia

Equifax Services Inc.                         Georgia

Equifax South America, Inc.                   Georgia

Equifax Ventures, Inc.                        Georgia

Financial Insurance Marketing Group, Inc.(4) District of
                                               Columbia

First Bankcard Systems, Inc.                  Georgia

HealthChex, Inc.                              New York

Health Economics Corporation                   Texas

High Integrity Systems, Inc./(4)/            California

Light Signatures, Inc./(4)/                  California

Mid-American Technologies, Inc./(7)/           Kansas

Osborn Laboratories, Inc./(6)/                Delaware

Osborn Laboratories (Canada) Inc./(7)/         Canada

PRC Corporation/(6)/                           Georgia

Quick Test, Inc.                               Georgia

The Kit Factory/(7)/                           Kansas

T.I. Holding Corp.                            Delaware

UAPT-Infolink, plc/(8)/                    United Kingdom

In addition, Registrant's Canadian subsidiary Acrofax Inc. owns 84% of the stock of Equifax Canada Inc. (a Canadian corporation). Equifax Canada Inc. owns 100% of the stock of Telecredit Canada, Inc. and Equifax Canada (AFX) Inc. (a Canadian corporation).
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/(1)/Subsidiary of Equifax Credit Information Services, Inc.

/(2)/Subsidiary of Equifax Healthcare Information Services, Inc.

/(3)/Subsidiary of Equifax Marketing Decision Systems, Inc.

/(4)/Subsidiary of Equifax Payment Services, Inc.

/(5)/Subsidiary of T.I. Holding Corp.

/(6)/Subsidiary of Equifax Services Inc.

/(7)/Subsidiary of Osborn Laboratories, Inc.

/(8)/Subsidiary of Equifax Europe (U.K.) Ltd.

/(9)/Subsidiary of Equifax Europe Ltd.

/(10)/Subsidiary of Equifax South America, Inc.

/(11)/Subsidiary of Equifax Holdings (Mexico) Inc.

/(12)/Subsidiary of Equifax Investments (Mexico) Inc.